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

PROSPECTUS SUPPLEMENT                                                FILE NO. 333-59997
(TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1768


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $30,000,000                   ORIGINAL ISSUE DATE:           September 24, 1998


CUSIP NUMBER:           59018S Q49                    STATED MATURITY DATE:          September 24, 1999


INTEREST CALCULATION:                                 DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                        /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                        / / 30/360
(FIXED INTEREST RATE):                                / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                             / / COMMERCIAL PAPER RATE
/ / CMT RATE                                          / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                        / / CD RATE
/x/ FEDERAL FUNDS RATE                                / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                                  DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                    LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                                     LIBOR REUTERS PAGE:


INDEX MATURITY:         Daily                         MINIMUM INTEREST RATE:         Not Applicable


SPREAD:                 0.100%                        MAXIMUM INTEREST RATE:         Not Applicable


INITIAL INTEREST RATE:  To Be Determined              SPREAD MULTIPLIER:             Not Applicable


INTEREST RESET DATES:   Daily commencing September 24, 1998 through maturity date, subject to following business day convention.


INTEREST PAYMENT DATES: Quarterly on the 24th of Dec., March, June and maturity subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  September 17, 1998


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